                           PURCHASE AND SALE AGREEMENT
                                       AND
                               ESCROW INSTRUCTIONS

                                     between

                  Concord Milestone Plus, Limited Partnership,
                         a Delaware limited partnership

                                    "Seller"

                                       and

                             Holualoa Arizona, Inc.,
                             an Arizona corporation

                                   "Purchaser"

                           PURCHASE AND SALE AGREEMENT
                                       AND
                               ESCROW INSTRUCTIONS

DATE:               November 17, 2006

SELLER:             Concord Milestone Plus, Limited Partnership,
                    a Delaware limited partnership
                         Address:     200 Congress Park Drive
                                      Suite 205
                                      Delray Beach, Florida 33432
                                      Attn: CM Plus Corp., general partner
                         Telephone:   (561) 394-9260 ext 203
                         Facsimile:   (561) 394-6748

PURCHASER:          Holualoa Arizona, Inc.
                    an Arizona corporation, and/or assigns
                         Address:     3573 E. Sunrise, Suite 225
                                      Tucson, Arizona 85718
                                      Attn: Sandy Alter
                         Telephone:   (520) 615-1094
                         Facsimile:   (520) 615-1896

ESCROW AGENT:       Lawyers Title Agency of Arizona, LLC, an
                    Arizona limited liability company
                         Address:     1 South Church, Suite 1800
                                      Tucson, Arizona 85701
                                      Attn: Pamela Tighe
                         Telephone:   (520) 740-0424
                         Facsimile:   (520) 751-7465

PROPERTY:           The real property legally described on Exhibit "A" together with all the rights, easements, and appurtenances pertaining thereto, including, without limitation, any right, title and interest of Seller in and to adjacent streets, alleys, or
                    rights of way (the "Land"); all buildings and improvements located on or appurtenant to the Land (the "Improvements");
                    all air conditioners, furniture, fixtures, carpets,
                    machinery, equipment, supplies, utility taps and other
                    personal property located at and used in connection with the operation, management or maintenance of the Land or the
                    Improvements and owned by Seller (the "Personal Property");
                    and all intangible personal property used in the operation of the Land or Improvements, including, without limitation all Leases (as that term is defined in Section 9) in effect as of the Closing Date (as that term is defined in Paragraph
                    2.1) tenant security,

                    cleaning, redecorating, pet, or like deposits, whether
                    refundable or non-refundable, all prepaid rents, assignable licenses, trade names, franchises, permits and contracts
                    held by Seller in connection with the Land or the
                    improvements (the "Intangible Property"). The Land,
                    Improvements, Personal Property, and intangible Property are hereinafter collectively referred to as the "Property." The
                    Property is known as Green Valley Mall and is located at
                    101-126 S. La Canada Drive, Green Valley, Arizona, 85614,
                    and consists of approximately 23.9 acres of land on which is situated a 173,358 +/- square foot retail center.

OPENING DATE:
                    __________________________________________
                         [To be inserted by Escrow Agent]

                                R E C I T A L S:

      A.    Seller is the owner of the Property.

      B.    Seller desires to sell the Property to Purchaser and Purchaser desires to purchase the Property from Seller upon the terms and conditions set forth herein.

                               A G R E E M E N T:

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Purchase and Sale; Purchase Price; Terms of Payment.

      1.1     Purchase and Sale. Seller agrees to sell and Purchaser agrees to purchase the Property on the terms and conditions set forth in this Agreement.

      1.2     Purchase Price. The total purchase price which Purchaser agrees to pay for the Property (the "Purchase Price") is Twelve Million Nine Hundred Fifty
Thousand Dollars ($12,950,000.00), subject to all prorations and adjustments provided for herein.

      1.3     Terms of Payment. The Purchase Price shall be payable as follows:

              1.3.1 Earnest Money Deposit. Fifty thousand dollars ($50,000) in immediately available funds shall be deposited with Escrow Agent, as partial payment and as an earnest money deposit (the "Initial Deposit") within two (2)
business days after the execution of this Agreement by Seller and Purchaser. An additional One hundred thousand fifty dollars ($150,000) in immediately available funds shall be deposited with Escrow Agent, as partial payment and as an additional earnest money deposit (the "Additional Deposit") on or prior to the expiration of the Property Review Period, as that term is defined in
Paragraph 5.1, if Purchaser intends to proceed toward the Closing. Upon deposit of the Additional Deposit with Escrow Agent, the Initial Deposit and the
Additional Deposit (collectively, the "Deposit") shall become non-refundable to
Purchaser except if Purchaser terminates this transaction pursuant to any other

                                        2

provision of this Agreement specifically allowing such termination, except in the event Seller fails to perform when due an act required by this Agreement to be performed by Seller, except if any condition to Purchaser's obligation to close escrow hereunder has not been satisfied, or except as otherwise specifically set forth in this Agreement. Upon receipt of any portion of the
Deposit, Escrow Agent shall immediately deposit it in a federally insured, interest bearing account of Purchaser's choice. All interest earned thereon shall become part of the Deposit and shall be paid to whichever party becomes entitled to the Deposit under any provision of this Agreement, whether or not the provision specifically refers to interest on the Initial Deposit, the
Additional Deposit or the Deposit, and such interest and the Deposit shall be credited against the payment described in Paragraph 1.3.2.

              1.3.2 Balance of Purchase Price. The balance of the Purchase Price shall be payable in immediately available funds at Closing.

2.    Closing; Conditions to Closing.

      2.1     Closing. The Closing of this transaction (the "Closing") shall occur on or before thirty (30) days after expiration of the Property Review
Period, through the offices of Escrow Agent, unless some other location is mutually agreed to by the parties (the "Closing Date"). Notwithstanding the foregoing to the contrary, Purchaser shall have the right to extend the Closing
Date by two (2) periods of fifteen (15) days each (each a "Closing Extension
Period" and collectively, the "Closing Extension Periods") by delivering written notice to Seller and Escrow Agent of Purchaser's election to extend the then-effective Closing Bate by the applicable Closing Extension Period and by depositing into escrow prior to or simultaneously with the making of such election an additional earnest money deposit of Fifty Thousand Dollars
($50,000.00) for each Closing Extension Period so elected (each a "Closing
Extension Deposit"), which shall be non-refundable except in the event of
Seller's default under this Agreement. If the Closing Date has been properly and timely extended as described in this Paragraph, each reference in this Agreement to the Closing Date shall thereafter refer to the Closing Date as so extended and each reference herein to the Deposit shall include all Closing Extension
Deposits so made. Each Closing Extension Deposit shall apply as a credit against the payment described in Paragraph 1.3.2. Should Purchaser exercise its right to a Closing Extension Period, the Deposit, including the applicable Closing
Extension Deposit, shall be released by Escrow Agent to Seller, without further approval of Purchaser, and such amount will be retained by Seller, and not be refundable to Purchaser, whether or not the transaction closes, except in the event of Seller's default under this Agreement.

      2.2     Conditions to Seller's Obligation to Close. Seller's obligation to close escrow hereunder is conditioned upon the following:

              2.2.1 Purchaser's payment of the Deposit;

              2.2.2 Purchaser's payment of the balance of the Purchase Price;

              2.2.3 Purchaser's execution and acknowledgement of an Affidavit of
Property Value as required by Arizona law (the "Affidavit of Value");

                                        3

              2.2.4 Purchaser's execution and acknowledgement of the Assignment and Assumption of Contracts, as that term is defined in Paragraph 3.3;

              2.2.5 Purchaser's execution and delivery of a separate notice letter addressed to each tenant under a Lease in the form attached hereto as
Exhibit "B" (the "Notice Letters");

              2.2.6 Purchaser's payment of all closing costs to be borne by
Purchaser pursuant to Section 11; and

              2.2.7 Each representation and warranty of Purchaser set forth in
Paragraph 17.2 being true and correct as of the Closing Date.

      2.3     Conditions to Purchaser's Obligation to Close. Purchaser's
obligation to close escrow hereunder is conditioned upon the following:

              2.3.1 N/A

              2.3.2 N/A

              2.3.3 Seller's execution, acknowledgement, and delivery of the
Affidavit of Value, the Notice Letters and the Deed, Bill of Sale, and
Assignment and Assumption of Contracts, as those latter three terms are defined in Section 3.

              2.3.4 Seller's execution, acknowledgement, and delivery of the
Non- Foreign Affidavit, as that term is defined in Paragraph 17.1.13;

              2.3.5 Escrow Agent's delivery to Purchaser of the Title Report committing the Title Insurer, as that term is defined in Paragraph 3.1, to issue the Owner's Title Policy, as that term is defined in Paragraph 4.4, to
Purchaser;

              2.3.6 N/A;

              2.3.7 N/A;

              2.3.8 Seller's delivery of the required Tenant Estoppel
Certificates and Seller Estoppel Certificates, if applicable, as those terms are defined in Section 6;

              2.3.9 N/A

              2.3.10 Seller's payment of all closing costs to be borne by Seller pursuant to Section 11;

              2.3.11 Each representation and warranty of Seller set forth in
Paragraph 17.1 being true and correct as of the Closing Date; and

3.    Conveyance of Documents. At the Closing, Seller shall deliver the following documents to Purchaser.

                                        4

      3.1     Deed. A duly executed special warranty deed in the form attached hereto as Exhibit "C" (the "Deed"), conveying to Purchaser fee title to the
Property subject only to those specific matters approved by Purchaser as herein provided in connection with the title insurance policy to be issued by Lawyers
Title Insurance Corporation (the "Title Insurer").

      3.2     Bill of Sale. A duly executed bill of sale in the form attached hereto as Exhibit "D" (the "Bill of Sale") conveying the Personal Property to
Purchaser.

      3.3     Assignment and Assumption of Contracts. A duly executed Assignment and Assumption of Contracts in the form attached hereto as Exhibit "E" (the
"Assignment and Assumption of Contracts") assigning to Purchaser the Seller's interest in the Leases, all warranties and guarantees relating to the
Improvements, all leases of tangible fixtures and personal property at the
Property, all service and other contracts affecting the operation or maintenance of the Property, except any property management contract (collectively, the
"Service Contracts") all licenses and governmental approvals and permits of any nature relating to the Property, all Property Documents (as that term is defined in Paragraph 5.4), and all trade names and trademarks or service marks used in connection with the Property. Notwithstanding anything contained in this
Agreement to the contrary, Purchaser shall not be obligated to accept assignment of or assume any lease of tangible fixtures or personal property at the Property or any Service Contract that is not terminable, with or without cause, and without liability to Purchaser, upon thirty (30) days or less notice.

4.    Title and Title Insurance.

      4.1     Title Report. Within twenty (20) days from the Opening Date,
Purchaser shall request and Escrow Agent shall deliver to Purchaser and Seller a current Commitment for Title Insurance or a Preliminary Title Report, together with legible copies of all documents referred to therein (collectively, the
"Title Report") from the Title Insurer. The Title Report shall show the status of title to the Property as of the date of the Title Report and shall list
Purchaser as the proposed insured.

      4.2     Title Review Period. Purchaser shall have a period of time beginning upon the later of the Opening Date or its receipt of the Title Report and legible copies of all documents referred to therein and ending at 5:00 p.m.,
Arizona time, twenty five (25) days thereafter (the "Title Review Period"), to review the Title Report and to give Seller and Escrow Agent notice of any title exception which is unacceptable to Purchaser. Purchaser shall have an additional five (5) business days after receipt of any amended Title Report and any underlying documents relating to such amendment to give Seller and Escrow Agent notice of any title exception not previously listed which is unacceptable to
Purchaser (including, without limitation, any exception discovered by Title
Insurer's physical inspection of the Property or any so-called "survey exception" added to the Title Report or any amended Title Report). If Purchaser gives notice of dissatisfaction as to any exception to title as shown in the
Title Report, Seller shall use its good faith, diligent efforts to attempt to eliminate the disapproved exception from the Title Report prior to the expiration of the Property Review Period. If Seller does not eliminate the disapproved exception prior to the expiration of the Property Review Period,
Purchaser's sole and exclusive remedies shall be to either cancel this Agreement by giving Seller and Escrow

                                        5

Agent written notice of cancellation, or to agree in writing to close this transaction subject to such exception.

      4.3     Approval or Disapproval of Status of Title. Purchaser's failure to timely approve or disapprove any exception shall be deemed Purchaser's approval thereof. Upon any cancellation in accordance with this Section, Escrow Agent shall, without further instruction from either party, return the Deposit and all interest earned thereon together with all documents deposited in escrow by
Purchaser to Purchaser, return all documents deposited in escrow by Seller to
Seller, and this Agreement and the escrow shall terminate.

      4.4     Owner's Title Policy. It shall be a condition to Purchaser's obligation to close escrow hereunder that Title Insurer has provided Purchaser at the Closing with an ALTA extended coverage owner's policy of title insurance, including an owner's comprehensive endorsement and a survey endorsement with respect to the Survey (collectively, the "Owner's Title Policy") or a written commitment to issue the same following the Closing. The failure of this condition shall entitle Purchaser to terminate this Agreement prior to the
Closing and receive an immediate refund of the Deposit, together with all interest earned thereon. The Owner's Title Policy shall be issued by the Title
Insurer in the full amount of the Purchase Price, be effective as of the Closing
Date, and shall insure Purchaser that fee simple title to the Property is vested in Purchaser, subject only to: (i) the usual printed exceptions and exclusions contained in such title insurance policies; (ii) the exceptions to title approved by Purchaser as provided for in Paragraphs 4.2 and 4.3 of this
Agreement; and (iii) any other matter approved in writing by Purchaser or resulting from the acts of Purchaser or Purchaser's agents.

5.    Feasibility Condition.

      5.1     Property Review Period. For a period of time beginning upon the
Opening Date and continuing through the Property Review Period, Purchaser shall have the right to enter upon the Property with Purchaser's representatives and agents for the purpose of testing, examining and investigating the Property.
Purchaser, its representatives and agents shall have the right during such period to conduct soils, hydrology, architectural, engineering, marketing, valuation, environmental (including, without limitation, a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards), and all other testing, examinations, investigations and interviews it deems necessary to determine the feasibility of the Property for its purposes.
Purchaser shall have the right during the period beginning upon the Opening Date and ending at 5:00 p.m., Arizona time, on the date that is ninety (90) days thereafter (the "Property Review Period"), as such may be extended pursuant to the provisions of the last sentence of Section 9, to cancel this Agreement if
Purchaser is dissatisfied, in Purchaser's sole and absolute discretion, with the results of the testing, examinations and investigations it may conduct, for any reason affecting the feasibility of the Property for Purchaser's purposes, or for any other reason. Purchaser acknowledges and agrees to use best efforts to not disclose the potential sale contemplated herein to any of the Property's tenants during the Property Review Period.

      5.2     Approval or Disapproval of Feasibility. On or before expiration of the Property Review Period, Purchaser shall give written notice to Seller and
Escrow Agent of its election whether or not to cancel this Agreement as described in Paragraph 5.1. If Purchaser elects to

                                        6

cancel this Agreement in accordance with this Section, Escrow Agent shall, without further instruction from either party, return the Initial Deposit, and this Agreement and the escrow shall terminate. If Purchaser elects not to cancel this transaction, it shall deposit the Additional Deposit into escrow as provided for in Paragraph 1.3.1, and the Deposit shall become nonrefundable to
Purchaser, except as provided for in Paragraph 1.3.1. Purchaser's failure to timely give written notice of its election to cancel or not to cancel this transaction pursuant to this Section shall be deemed an election by Purchaser to not cancel this transaction during the Property Review Period.

      5.3     Restoration of Property. Purchaser shall, at its sole expense, repair any damage caused to the Property by any Inspections conducted by
Purchaser or its agents or contractors. Purchaser agrees to indemnify Seller and hold Seller harmless from any cost, liability, expense, or injury to person or property arising out of Purchaser's exercise of the rights granted by this
Section. Purchaser shall provide Seller with evidence of commercial general liability insurance in an amount not less than $1,000,000 naming Seller as an additional insured while this Agreement remains in effect.

      5.4     Transfer of Documentation. Promptly after the Opening Date, Seller shall provide Purchaser with (and shall transfer as part of the purchase herein contemplated) copies of all of the following information and documentation relating to the Property which are then owned by, or in possession of, or are reasonably accessible to, Seller or its agents (collectively, the "Property
Documents"): a complete inventory of all of the Personal Property; a schedule and true copies of all of the Service Contracts; any plans or specifications for the Improvements; a complete and accurate rent roll on Seller's form as of the
Opening Date, or if the Opening Date is not the first day of a month, then as of the first day of the month preceding the Opening Date, (the "Rent Roll"); true copies of each Lease together with each and every attachment, supplement and amendment thereto; income statement for the Property for the last three (3)
years; the paid bill files for the last one (1) year; any termite, environmental or engineering (including, without limitation, roof and mechanical) reports performed within the last one (1) year; any existing surveys and topographical maps; copies of all building and other permits, licenses and certificates of occupancy; copies of contractor bids for proposed capital expenditures; copies of all real estate and personal property statements and statements of special assessments; copies of all warranties currently in effect; copies of all written notices of violations, if any, of any applicable laws, including, without limitation, the Americans with Disabilities Act and zoning and environmental laws; and copies of any claims made on any insurance policies.

6.    Estoppel Certificates. Seller shall use its best efforts to obtain and to deliver to Purchaser on or before the Closing Date, Estoppel Certificates in the form attached as Exhibit "G" from all tenants under the Leases as of the Closing
Date, dated no earlier than sixty (60) days prior to the Closing Date (the
"Tenant Estoppel Certificates"). If, despite its best efforts, Seller is unsuccessful in obtaining a Tenant Estoppel Certificate from any tenant under the Leases, then so long as Purchaser receives original Tenant Estoppel
Certificates signed by tenants occupying at least ninety percent (90%) of the leased area of the Property as of the Closing Date, Seller may deliver to
Purchaser an owner certificate, dated no earlier than ten (10) days prior to the
Closing Date, certified by Seller, in the form attached as Exhibit "G-1" (a
"Seller Estoppel Certificate") in the place of the Tenant Estoppel
Certificate(s) to have been furnished by such tenant(s) and

                                        7

each such Seller Estoppel Certificate shall, for the particular Lease for which the certificate is given by Seller, satisfy the requirement that Purchaser receive a Tenant Estoppel Certificate for that Lease. If, as of the Closing
Date, Purchaser has not received executed Tenant Estoppel Certificates executed by each tenant under a Lease (or, if applicable, Seller Estoppel Certificates signed by the Seller for non-signing tenants representing not more than ten percent (10%) of the leased area of the Property), or if Purchaser is not reasonably satisfied with the matters disclosed in such estoppels and Seller is not able to cure or remedy such unsatisfactory disclosure prior to Closing,
Purchaser shall be entitled at its election to terminate this transaction and to immediately receive a refund of the Deposit. Notwithstanding the foregoing,
Seller shall be required to provide a Tenant Estoppel Certificate (and may not provide a Seller Estoppel Certificate) for all tenants leasing or occupying
3,500 square feet or more. Notwithstanding the foregoing to the contrary, in the event that a particular Lease requires a tenant to provide specifically enumerated information and/or language in an estoppel certificate in connection with a sale of the Property a tenant estoppel certificate by a tenant shall be deemed an acceptable Tenant Estoppel Certificate for purposes of this Section 6 if it contains substantially all of such specifically enumerated information and/or language, even if such tenant estoppel certificate does not contain any of the information set forth on the form Tenant Estoppel Certificate attached hereto as Exhibit "G".

      Purchaser shall be entitled to circulate or cause to be circulated to the tenants under the Leases estoppel certificates in a form required by Purchaser's acquisition lender in lieu of the estoppel attached as Exhibit G-1 if such form is not satisfactory to Purchaser's acquisition lender, and Purchaser shall also have the right to circulate or cause to be circulated to such tenants a subordination, non-disturbance and attornment agreement ("SNDA"), or similar agreement, if required by Purchaser's lender. Purchaser covenants to use its best efforts to have its lender use a form that incorporates both estoppel and
SNDA language in one agreement. Seller shall reasonably cooperate with
Purchaser, at no cost or expense to Seller, in connection with the circulation of such lender-required documentation to the tenants under the Leases. In no event shall the circulation of such lender-required documentation in any way affect Seller's obligation set forth above with respect to the Tenant Estoppel
Certificates and Seller Estoppel Certificates or Purchaser's right of termination described above in this Section 6.

7.    ALTA/ACSM Survey. If Purchaser elects to do so, Purchaser may procure an
ALTA/ACSM Land Title Survey of the Property (the "Survey"), which shall be conducted by an Arizona registered land surveyor chosen by Purchaser and which shall otherwise be sufficient to meet Title Insurer's requirements for issuance of the Owner's Title Policy. Should there be any conflict between the legal description for the Property set forth on the exhibit to this Agreement, the legal description set forth on the Survey, and the legal description set forth on the Title Report, the legal description which the Title Insurer is willing to insure shall control. If Purchaser does not deliver the Survey to Escrow Agent at least seven (7) days prior to the Closing Date, all references herein to the
Owner's Title Policy shall be deemed references to a standard coverage owner's policy of title insurance, rather than an ALTA extended coverage owner's policy of title insurance.

8.    Access Following Property Review Period. Purchaser shall have the continuing right following the expiration of the Property Review Period to enter upon the Property with Purchaser's representatives and agents for the purpose of continuing its testing, examining and

                                        8

investigating the Property as further described in Paragraph 5.1, hereof.
However, the results of any such tests, examinations or investigations wilt have no effect on Purchaser's determination to acquire the Property, as that determination will already have been made in accordance with Paragraph 5.2, hereof. Purchaser acknowledges and agrees that, notwithstanding the results of any tests, examinations or investigations conducted after the expiration of the
Property Review Period, Purchaser is obligated to close the transaction on the
Closing Date, except as otherwise provided herein. Any additional tests, examinations or investigations of the Property, as herein provided, are subject to the Restoration provision of Paragraph 5.3, hereof.

9.    Leasing Pending Closing. For purposes of this Agreement: (i) the term
"Existing Leases" shall mean each of the leases then in effect or affecting the
Property as of the Opening Date; (ii) the term "New Leases" shall mean any lease of space affecting the Property entered into after the Opening Date; and (iii)
the term "Lease" or "Leases" shall mean Existing Leases and New Leases collectively. During the period between the Opening Date and the Closing, Seller shall remain responsible for costs, obligations, and expenses that arise from or are required to be performed prior to the Closing by the terms of any of the
Leases. During the Property Review Period, Seller may enter into New Leases and renewals, extensions, cancellations or other modifications to Leases
(collectively, "Modifications") and enforce its remedies under any Lease all without the consent of Purchaser, but Purchaser will be entitled to review such
New Leases and Modifications as part of its inspections under the Property
Review Period, if, during the Property Review Period, Seller enters into any New
Leases or Modifications or terminates a Lease to enforce its remedies thereunder, Seller shall give Purchaser written notice of such action within five (5) days after such occurs and shall include in such notice a copy of the signed New Lease or Modification or a documented explanation of the termination of Lease, as applicable. Following the Property Review Period, except as specifically set forth below in this Section 9, Seller may enter into New Leases and Modifications, subject to Purchaser's right to review and approve each New
Lease or Modification in advance (excepting modifications embodying solely a tenant's exercise of an existing right to renew or extend), and, in addition,
Seller may enforce its remedies under any Lease in which the tenant is in default, subject to Purchaser's right to review and approve in advance Seller's proposed termination of any Lease to remedy a default thereunder. For purposes of this Section 9, a Modification that embodies solely a tenant's exercise of an existing right to renew or extend shall nevertheless require Purchaser's advance review and approval hereunder if such Modification contains any agreement of the landlord, not previously agreed to by the landlord, including, without limitation, landlord's agreement to install tenant improvements for such tenant or to pay any leasing commission in connection with such Modification.
Purchaser's approval of each New Lease or Modification, which shall be deemed given for any New Lease or Modification entered into during the Property Review
Period (but only if a copy of such New Lease or Modification is given by Seller to Purchaser by the date five (5) days prior to the expiration of the Property
Review Period [the "New Lease/Modification Notice Date"]), shall also constitute
Purchaser's agreement to pay its prorata share of all commissions, if any, related to the New Lease or Modification and the cost of any tenant improvements to be constructed or installed for the tenant under the New Lease or
Modification. Such prorata share shall be based on a fraction, the denominator of which shall be the number of days in the lease term of such Lease and the numerator of which shall be the number of days in such lease term excluding any days during the lease term that elapse before the Closing Date. To the extent any such commissions or tenant improvement costs are paid by Seller prior to
Close of Escrow, Purchaser will reimburse Seller at Closing, but only up to the

                                        9

Purchaser's prorata share of commission amounts and tenant improvement costs approved by Purchaser in its review of the New Lease or Modification. Any New
Lease or Modification provided to Purchaser for review, and any proposed termination by Seller of any of the Leases by reason of a tenant default thereunder, not rejected or disapproved by Purchaser in writing within five (5)
days after Purchaser's receipt of the New Lease or Modification or notice of the proposed termination shall be conclusively considered to have been approved by
Purchaser. If Purchaser timely rejects or disapproves any proposed New Lease or
Modification or any proposed termination by Seller of any of the Leases by reason of a tenant default thereunder (which Purchaser may do in its sole and absolute discretion), Seller shall not enter into such New Lease or Modification or carry out such termination except in the event of a default by Purchaser hereunder. With respect to any New Lease or Modification entered into by Seller during the Property Review Period or any termination by Seller of a Lease occurring during the Property Review Period, if notice of such is not given to
Purchaser by the New Lease/Modification Notice Date, the Property Review Period
shall automatically be extended day for day by each day beyond the New
Lease/Modification Notice Date that such notice is given (but such extension shall be for the sole purpose of allowing Purchaser to elect during such extension whether it will terminate the Agreement by reason of such New Lease or
Modification or by reason of such termination by Seller of such Lease).

10.   Escrow.

      10.1    Establishment of Escrow. An escrow for this transaction shall be established with Escrow Agent and Escrow Agent is hereby employed by the parties to handle the escrow. This Agreement shall constitute escrow instructions and a fully executed copy or counterpart copies shall be deposited with Escrow Agent for this purpose. Should Escrow Agent require the execution of its standard form printed escrow instructions, Purchaser and Seller agree to execute the same;
however, such instructions shall be construed as applying only to Escrow Agent's employment, and if there are conflicts between the terms of this Agreement and the terms of the printed escrow instructions, the terms of this Agreement shall control.

      10.2    Cancellation of Escrow. If the escrow fails to close because of
Seller's default, Seller shall be liable for all customary escrow cancellation charges. If the escrow fails to close because of Purchaser's default, Purchaser shall be liable for all customary escrow cancellation charges. If the escrow fails to close for any other reason, Seller and Purchaser shall each be liable for one-half (1/2) of all customary escrow cancellation charges.

11.   Closing Costs.

      11.1    Seller's Closing Costs. Upon the Closing, Seller agrees to pay all recording costs, one-half (1/2) of the escrow charges, the legal fees of its attorney, and that portion (not to exceed $11,000) of the cost of the Owner's
Title Policy equal to the cost of a standard coverage owner's policy of title insurance.

      11.2    Purchaser's Closing Costs. Upon the Closing, Purchaser agrees to pay one-half (1/2) of the escrow charges, that portion of the cost of the
Owner's Title Policy which exceeds $11,000 and the full cost of the endorsements described in Paragraph 4.4.

                                       10

12.   Prorations and Apportionments.

      12.1    General. All revenues and all expenses of the Property shall be prorated and apportioned through the Closing Date, so that Seller shall bear all expenses with respect to the Property and shall have the benefit of all income with respect to the Property for the period through the Closing Date. Any revenue or expense amount which cannot be ascertained with certainty as of the
Closing Date shall be prorated on the basis of the parties' reasonable estimates of such amount.

      12.2    Prorations. Items to be prorated shall include, without
limitation, tenant rents and other amounts payable under the Leases; real estate taxes and personal property taxes with respect to the Property; income and expenses under the assigned Service Contracts; and utility charges payable by the owner of the Property, except as reimbursable by tenants.

      12.3    Tenant Rents and Deposits. In prorating tenant rents and other amounts payable in installments due under the Leases (the "Rents"), only Rents actually received under any Lease during the calendar month in which the Closing
Date occurs shall be prorated. The parties agree that the Rents collected by
Purchaser under the Leases after the Closing Date shall be applied, on a tenant-by-tenant basis, first to Rents due and payable for the month in which the Closing Date occurs (pro-rated as of the Closing Date between Purchaser and
Seller), then to accrued Rents owing for the months after the month in which the
Closing Date occurs, and only after the above have been paid, to Rents due and payable for the months preceding the month in which the Closing Date occurs. The
Purchaser agrees to reasonably cooperate with Seller, at no expense to
Purchaser, in collecting any past due Rents due Seller and Seller reserves all claims and causes of action against tenants and others for past due rent due to
Seller. Purchaser shall be credited with the total of any and all prepaid rents and tenant security deposits under the Leases, whether or not actually held by
Seller, and shall assume Seller's obligation to refund such amounts as and if required by the terms of the Leases.

              12.3.1 Pass Throughs. As part of Rents, tenants under the Leases may be obligated to pay "pass throughs" such as their proportionate share of property taxes, insurance, operating expenses, or common area maintenance charges (collectively, the "Pass Throughs"). Seller will receive a credit at
Closing for the amount of Pass Throughs accrued during the calendar year in which the Closing Date occurs through the Closing Date for those tenants who pay such amounts on an annual basis. The amount of the accrual will be based upon the most recent annual costs of each Pass Through category.

      12.4    Taxes. In prorating real estate and personal property taxes, the proration shall be based upon the most recently available tax rate and valuation. All assessments against the Property shall be paid in full on or before the Closing Date by Seller. On or before the Closing Date, Seller shall provide Purchaser with a good standing letter from the State Department of
Revenue (the "Department") pursuant to A.R.S. section 42-1110, showing whether any county transaction privilege taxes relating to the Property are due as shown on the Department's records. If any such taxes are due, Escrow Agent shall withhold from the Purchase Price an amount sufficient to cover the taxes required to be paid, and interest or penalties due and payable, and remit the same immediately upon the Closing to the Department. In addition, Seller shall, within thirty (30) days following the Closing Date, file with the Department a final county transaction

                                       11

privilege tax return and make appropriate payment for county transaction privilege tax as required by applicable law, for tax liabilities arising from transactions occurring prior to the Closing Date. Seller shall furnish Purchaser with a copy of such final return. This obligation shall survive the Closing.

      12.5    Utilities. If possible, in lieu of prorating utility charges, utility readings will be taken on the day prior to the Closing Date, Seller shall pay the charges for utility services based on such reading, and Purchaser shall contract for such utilities and pay all utility expenses incurred after the Closing Date.

      12.6    Payment. At the Closing, the net adjustment by reason of the closing costs incurred by the parties and by the foregoing prorations and apportionments, if in favor of Seller, shall be paid in immediately available funds to Escrow Agent, or, if in favor of Purchaser, shall be paid by set off against the cash portion of the Purchase Price due at Closing.

13.   Possession. Possession of the Property shall be delivered to Purchaser upon the Closing subject to the rights of tenants in possession.

14.   Brokerage. Purchaser and Seller warrant and represent to each other that neither has dealt with any real estate broker or salesperson in connection with this transaction. If Commercial Retail Advisors, LLC and/or Randy Frinfrock
("CRA") shall assert a claim to a finder's fee, brokerage commission, or any other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, Purchaser shall indemnify and hold Seller harmless from and against any such claim or any action or proceeding brought on such claim, including, but not limited to, reasonable attorneys' fees and witness fees and court costs in defending against such claim. If any person or entity other than CRA shall assert a claim to a finder's fee, brokerage commission, or any other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming shall indemnify and hold the other party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. The indemnities contained in this Section shall survive the Closing or cancellation and termination of this Agreement and the escrow. The parties hereby disclose to one another that their officers and employees may be Arizona licensed real estate salespersons or brokers.

15.   Remedies.

      15.1    Seller's Remedies. If Purchaser fails to perform as required by this Agreement, in the time and manner set forth in this Agreement, and provided
Seller is not then in default, Seller, as Seller's sole and exclusive remedy, may terminate this Agreement and the escrow, such termination to be effective five (5) days after Seller has given written notice of its intent to terminate to Purchaser and Escrow Agent if Purchaser's failure is not cured within such five (5) day time period. Subject to the remaining provisions of this Paragraph
15.1, upon such termination, and without further instruction from Purchaser,
Seller shall be entitled to, and Escrow Agent shall deliver to Seller, the
Deposit, or so much thereof as has been paid into

                                       12

escrow by Purchaser and all interest earned thereon, as consideration for acceptance of this Agreement, for taking the Property off the market, and as the parties' best estimate of Seller's damages resulting from Purchaser's default, but not as a penalty. Such funds released to Seller upon such termination shall be retained by Seller as Seller's sole and exclusive remedy against Purchaser in all respects, except for any indemnification obligations of Purchaser contained in this Agreement. Notwithstanding the foregoing provisions of this Paragraph or anything in this Agreement to the contrary, if Purchaser's failure to perform as required by this Agreement occurs during the Property Review Period, Seller's sole and exclusive remedy in such event shall be to terminate this Agreement, but in such event, Seller shall not be entitled to retain the Deposit which shall be refunded to Purchaser upon the termination of the Agreement.

      15.2    Purchaser's Remedies. If Seller fails to perform when due any act required by this Agreement to be performed by Seller and provided Purchaser is not then in default, then, in addition to whatever other remedies are available to Purchaser at law or in equity, including the right of specific performance,
Purchaser may terminate this Agreement and the escrow, such termination to be effective five (5) days after Purchaser has given written notice of its intent to terminate to Seller and Escrow Agent if Seller's failure is not cured within such five (5) day time period. Upon such termination and without further instructions from Seller, Purchaser shall be entitled to a return of and Escrow
Agent shall deliver to Purchaser, the Deposit, or so much thereof as has been paid into escrow by Purchaser, and all interest earned thereon.

16.   Opening Date. The "Opening Date" shall be the date on which the Initial
Deposit, together with a fully executed copy or counterpart copies hereof, is delivered to and accepted by Escrow Agent. Escrow Agent is hereby instructed to enter the Opening Date on page 2 of this Agreement.

17.   Representations and Warranties.

      17.1    Seller's Representations and Warranties. Seller represents and warrants to Purchaser (and on the Closing Date shall be deemed to represent and warrant) as follows:

              17.1.1 Full Power and Authority. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the
State of Delaware, and has the full power and authority to execute and deliver this Agreement, and to perform and carry out all covenants and obligations to be performed and carried out by it hereunder.

              17.1.2 Legal, Valid and Binding. This Agreement and all other instruments or documents executed or delivered in connection with this transaction each constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

              17.1.3 No Approval by Governmental Authority. To the best of its knowledge, consent, approval, authorization, registration, qualification, designation, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by Seller.

              17.1.4 No Conflict. The execution, delivery and performance of this Agreement by Seller and the consummation of the transaction contemplated herein will not: (i) result in a

                                       13

breach or acceleration of or constitute a default or event of termination under the provisions of any agreement or instrument by which the Property is bound or affected; (ii) result in the creation or imposition of any lien, charge or encumbrance, not provided for herein, on or against the Property or any portion thereof; or (iii) constitute or result in the violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon
Seller, or result in the violation of any applicable law, rule or regulation of any governmental authority.

              17.1.5 No Lawsuits. There are no actions, suits, proceedings or investigations pending, or to the best of Seller's knowledge, threatened, with respect to or in any manner affecting Seller's ownership of the Property or otherwise affecting any portion thereof, or which will become a cloud on the title to the Property or question the validity or enforceability of the transaction contemplated herein.

              17.1.6 Leases. There will be no existing leases and/or tenancies affecting all or any portion of the Property as of the Closing Date except
Leases being assigned to Purchaser and not disapproved by Purchaser pursuant to
Section 4. The Rent Roll delivered and Leases made available to Purchaser pursuant to this Agreement will be complete and correct in all material respects. Seller has paid all municipal privilege license (sales) taxes and county transaction privilege taxes due by reason of the rental income received by Seller under the Leases.

              17.1.7 Property Documents. Seller shall not knowingly withhold any of the documentation described in Paragraph 5.4 as the Property Documents.

              17.1.8 Operation of Property. Seller will operate the Property diligently during the escrow period and only in the ordinary course of business and in accordance with Seller's past management practices. Seller will keep and maintain the Property in the condition in which it exists as of the Opening Date during the escrow period and will make or cause to be made all ordinary and necessary repairs and maintenance with respect to the Property until the Closing
Date.

              17.1.9 N/A

              17.1.10 No Notices of Violation. Seller has not received notice from any governmental agency or official, whether federal, state or local, that the Property or any operations conducted thereon, whether currently or in the past, is or was in violation of any law, rule, ordinance or regulation.

              17.1.11 No Mechanics Liens. To the best of its knowledge, no work has been performed or is in progress at, and no materials have been furnished to, the Property or any portion thereof, which is not presently the subject of a lien, but which might give rise to mechanics', materialmen's or other liens against Purchaser's interest in the Property or any portion thereof. Seller hereby agrees to indemnify Purchaser from and against any an all claims of third parties, and from all mechanics' liens connected with the Property whose claim of lien arises from labor or material provided to the Property prior to Closing or pursuant to contract entered into with Seller prior to Closing, including all costs and reasonable attorneys' fees. Seller shall execute at the Closing Escrow
Agent's standard form of owner's declaration to allow for

                                       14

the issuance of the Owner's Title Policy without exception for mechanics liens or the rights of parties in possession (other than the tenants under the
Leases).

              17.1.12 Subsequent Actions. Except with respect to leasing conducted pursuant to Section 9 prior to the Closing Date or any extension thereof, Seller will not sell, assign, transfer, lease or convey any right, title or interest whatsoever in and to the Property without the prior written consent of the Purchaser.

              17.1.13 Non-Foreign Affidavit. Seller is not, and as of the
Closing Date will not be, a "foreign person" within the meaning of Internal
Revenue Code Section 1445, and Seller shall deliver to Purchaser at Closing a
Non-Foreign Affidavit pursuant to Section 1445(b)(2) of the Internal Revenue
Code.

              17.1.14 N/A

              17.1.15 N/A.

      17.2    Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller (and on the Closing Date shall be deemed to represent and warrant) as follows:

              17.2.1 Full Power and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of
Arizona, and has the full power and authority to execute and deliver this
Agreement and to perform and carry out all covenants and obligations to be performed and carried out by Purchaser hereunder.

              17.2.2 Legal, Valid and Binding. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms.

              17.2.3 No Approval by Governmental Authority. No consent,
approval, authorization, registration, qualification, designation, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement by Purchaser.

              17.2.4 No Conflict. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transaction contemplated herein will not constitute or result in the violation or breach by Purchaser of any judgment, order, writ, injunction or decree issued against or imposed upon
Purchaser, or result in the violation of any applicable law, rule or regulation of any governmental authority.

              17.2.5 No Lawsuits. There are no actions, suits, proceedings or investigations pending, or to the best of Purchaser's knowledge, threatened against Purchaser, which question the validity or enforceability of the transaction contemplated herein.

Seller's and Purchaser's representations and warranties under this Agreement shall survive the Closing for a period ending on the date one hundred and eighty
(180) days following the Closing Date (such period being referred to herein as the "Survival Period") after which time such representations and warranties shall be of no further force and effect, except that the running of the Survival
Period shall be tolled if before the Survival Period expires, either party files

                                       15

litigation against the other alleging a breach by the other of a representation or warranty set forth in this Agreement, but such tolling shall only occur while such litigation is pending and only with respect to the representation and/or warranty at issue.

18.   Condemnation. If prior to the Closing all of the Property shall be taken by condemnation or eminent domain, this Agreement shall be automatically cancelled, the Deposit, or so much thereof as has been paid into escrow, shall be returned to Purchaser, and thereupon neither party shall have any further liability or obligation to the other. If prior to the Closing less than all of the Property shall be taken by condemnation or eminent domain, then Purchaser may, at its option, cancel this Agreement prior to the Closing, in which event
Escrow Agent shall return to Purchaser the Deposit, or so much thereof as has been paid into escrow, and thereupon neither party shall have any further liability or obligation to the other, or Purchaser may accept title to the
Property, without reduction of the Purchase Price, subject to the taking, in which event at the Closing the proceeds of the award or payment shall be assigned by Seller to Purchaser and any monies theretofore received by Seller in connection with such taking shall be paid over to Purchaser.

19.   Casualty Loss. If prior to the Closing the Property is damaged as the result of fire or other casualty in an amount exceeding $250,000.00 and is not entirely restored by the Closing Date, Purchaser shall have the option prior to the Closing to (a) accept title to the Property without any abatement of the
Purchase Price whatsoever, in which event at the Closing all of the insurance proceeds shall be assigned by Seller to Purchaser, any monies theretofore received by Seller in connection with such fire or other casualty shall be paid over to Purchaser and Purchaser shall receive a credit in the amount of the deductible or other co-payment required under Seller's insurance policy, or (b)
cancel this Agreement, in which event the Deposit, or so much thereof as has then been paid into escrow, shall be returned to Purchaser by Escrow Agent and thereupon neither party shall have any further liability or obligation to the other. If prior to the Closing, the Property is damaged as a result of fire or other casualty in an amount less than $250,000.00 and provided Purchaser has not previously terminated this transaction in accordance with the other provisions of this Agreement, Purchaser shall accept title to the Property without any abatement of the Purchase Price whatsoever, provided Seller is fully insured for the replacement cost of any damage and Seller's insurer confirms to Purchaser in writing that such damage is actually covered, in which event at the Closing
Purchaser shall receive a credit in the amount of the deductible or other co-payment required under Seller's insurance policy and all of the insurance proceeds shall be assigned by Seller to Purchaser and any monies theretofore received by Seller in connection with such fire or other casualty shall be paid over to Purchaser. Seller shall maintain adequate insurance on the Property to cover the replacement value of the Improvements in case of any fire or other casualty occurring before the Closing, and Seller shall maintain insurance for rental loss at the Property for a period of 90 days beyond the time reasonably required to repair, replace, or rebuild.

      Following the expiration of the Property Review Period, but subject to the rights of Seller's existing lender, Seller shall not settle any fire or casualty loss claims or agree to any award or payment in condemnation or eminent domain or any award or payment in connection with the change in grade of any street, road, highway or avenue in respect of or in connection with the Property without obtaining Purchaser's prior written consent in each case.

                                       16

20.   Risk of Loss. Except as expressly set forth in Sections 18 and 19 the risk of loss or damage to the Property until the Closing shall be borne by Seller.

21.   Notices. All notices required or permitted to be given under this
Agreement shall be in writing and shall be given by personal delivery, recognized overnight courier service, electronically confirmed facsimile with a follow-up copy by first class United States Mail, or by deposit in the United
States mail, certified mail, return receipt requested, postage prepaid, addressed or faxed to Seller and Purchaser at the addresses set forth on the first page of this Agreement or at such other address or fax number as a party may designate by notice similarly given. Notice shall be deemed given and received on the date on which the notice is actually received, whether notice is given by personal delivery, recognized overnight courier, electronically confirmed facsimile or by mail. A copy of any notice shall be given to Escrow
Agent. Copies of any notice given to Purchaser shall also be given to:

                                  LEWIS AND ROCA LLP
                                  One South Church, Suite 700
                                  Tucson, Arizona 85701-1611
                                  ATTN: Lewis D. Schorr, Esq.
                                  Facsimile: (520) 622-3088

                                  and

                                  Holualoa Companies
                                  75-5706 Hanama Place, Suite 104
                                  Kailua-Kona, Hawaii 96740
                                  Attn: Lynn Taube
                                  Facsimile: (808) 329-6335

                                  and

                                  Holualoa Companies
                                  3573 East Sunrise, Suite 225
                                  Tucson, AZ 85718
                                  Attn: Ms. Sandy Alter
                                  Facsimile: (520) 615-1896

Copies of any notice given to Seller shall also be given to:

                                  Steven M. Auerbacher, P.A.
                                  200 Congress Park Drive, Suite 104
                                  Delray Beach, FL 33445
                                  Facsimile: (561) 347-1845

22.   Miscellaneous.

      22.1    Incorporation of Recitals. The recitals to this Agreement are hereby affirmed by the parties as true and correct and are incorporated herein by this reference.

                                       17

      22.2    Waivers. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver. Except as expressly provided in this
Agreement, no waiver shall be binding unless executed in writing by the party making the waiver. Either party may waive any provision of this Agreement intended for its sole benefit; however, unless otherwise provided for herein, such waiver shall in no way excuse the other party from the performance of any of its other obligations under this Agreement.

      22.3    Construction. This Agreement shall be interpreted according to
Arizona law, and shall be construed as a whole and in accordance with its fair meaning and without regard to, or taking into account, any presumption or other rule of law requiring construction against the party preparing this Agreement or any part hereof.

      22.4    Time. Time is of the essence of this Agreement.

      22.5    Attorneys' Fees. If any action is brought by either party in respect to its rights under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and courts costs as determined by the court.

      22.6    Assignment. Purchaser may not assign its rights under this
Agreement prior to Closing without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing to the contrary, Purchaser shall have the right, without Seller's consent, to assign its rights under this Agreement prior to Closing to any entity in which Purchaser or I. Michael Kasser ("Kasser"), the current president and sole shareholder of Holualoa Arizona, Inc., has a direct or indirect ownership interest and over which Purchaser or Kasser exerts direct or indirect management control. No assignment of Purchaser's rights hereunder shall be effective unless and until: (i) Purchaser's assignee assumes, in writing, all of the obligations of Purchaser under this Agreement and (ii) there is delivered to
Seller an original executed counterpart of the instrument whereby Purchaser assigns its rights hereunder and whereby Purchaser's assignee assumes the obligations of Purchaser hereunder. Any purported assignment made by Purchaser in violation of the provisions of this Paragraph 22.6 shall be void and shall vest no rights whatsoever in the purported assignee.

      22.7    Binding Effect. This Agreement and all instruments or documents entered into pursuant hereto are binding upon and, except as set forth in
Paragraph 22.6 shall inure to the benefit of the parties and their respective successors and assigns.

      22.8    Further Assurances and Documentation. Each party agrees in good faith to take such further actions and execute such further documents as may be necessary or appropriate to fully carry out the intent and purpose of this
Agreement.

      22.9    Time Periods. If the time for the performance of any obligation under this Agreement expires on a Saturday, Sunday or legal holiday, the time for performance shall be extended to the next succeeding day which is not a
Saturday, Sunday or legal holiday.

      22.10   Headings. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement.

                                       18

      22.11   Entire Agreement. This Agreement, together with all exhibits referred to herein, which are incorporated herein and made a part hereof by this reference, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by
Purchaser and Seller.

      22.12   Counterparts. This Agreement may be executed by the exchange of faxed or e-mailed signatures and in counterparts.

      22.13   Survival. Each of the terms and provisions of this Agreement which are not incorporated into the Deed, or which are not satisfied by the execution and delivery of the Deed, or which by their nature require the parties to perform certain acts subsequent to the Closing, including, without limitation, all representations and warranties of the parties hereunder, shall survive the
Closing.

      22.14   Tax Deferred Exchange. If either or both Seller or Purchaser so requests, the other party shall cooperate with the requesting party to the extent reasonably necessary for the requesting party to qualify all or a portion of the sale or purchase of the Property as a tax deferred exchange within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended;
provided, however, that the non-requesting party shall not be obligated to incur any additional expense (including attorneys' fees) or liability on account of its accommodation of the requesting party nor shall such tax deferred exchange delay the Closing Date.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  SELLER:

                                  Concord Milestone Plus, Limited Partnership,
                                  a Delaware limited partnership

                    11/21/06      By: /S/ Joseph Otto
                   ----------         ------------------------------------------
                      Date        Name: Joseph Otto
                                        ----------------------------------------
                                  Title: Vice President
                                         ---------------------------------------

                                  PURCHASER:

                                  Holualoa Arizona, Inc., an Arizona corporation

                    11/21/06      By: /S/ Michael Perlman
                   ----------         ------------------------------------------
                      Date        Name: Michael Perlman
                                        ----------------------------------------
                                  Title: SVP
                                         ---------------------------------------

                                       19

                           ACCEPTANCE BY ESCROW AGENT

      Escrow Agent hereby (a) acknowledges receipt of a fully executed copy or counterpart copies of this Agreement on this ____________ day of _____, _____
and has inserted said date on page 2 of this Agreement, and (b) agrees to establish an escrow (Escrow No. _________) and to administer the same in accordance with the provisions hereof. Escrow Agent further agrees to immediately deliver to Purchaser and Seller copies or counterpart copies of this fully executed Agreement.

                           LAWYERS TITLE AGENCY OF ARIZONA,
                           LLC, an Arizona limited liability company

                           By:______________________________________
                           Name:____________________________________
                           Title:___________________________________

                                   EXHIBIT "A"

All of those portions of Block 4 of TUCSON GREEN VALLEY UNIT NO. 1, Blocks 1
thru 12, according to the plat recorded in Book 16 of Maps and Plats, at Page
76, Pima County, Arizona, more particularly described as follows:

BEGINNING at the Southwest corner of said Block 4;

Thence South 08 degrees 09 minutes 55 seconds West on a Southerly extension of the West line of said Block 4, a distance of 10.0 feet to a point, said point being the TRUE POINT OF BEGINNING;

Thence North 08 degrees 09 minutes 55 seconds East, along said previous line and the West line of Block 4, a distance of 927.81 feet to a point of curvature;

Thence Northeasterly around said curve to the right whose radius is 25.0 feet, a distance of 35.71 feet to a point of tangency on the South right of way line of
Esperanza Boulevard, said point also being on the Northerly line of Block 4;

Thence East, along the North line of said Block 4, a distance of 613.60 feet to a point;

Thence South, a distance of 220.0 feet to a point;

Thence East, a distance of 148.43 feet to a point;

Thence North 08 degrees 09 minutes 55 seconds East, a distance of 45.98 feet to a point;

Thence South 81 degrees 50 minutes 05 seconds East, a distance of 152.70 feet to a point;

Thence North 08 degrees 09 minutes 55 seconds East, a distance of 198.18 feet to a point on the South right of way line of Esperanza Boulevard;

Thence East, along the South right of way line of Esperanza Boulevard, a distance of 40.46 feet to a point;

Thence South 08 degrees 09 minutes 55 seconds West, a distance of 161.57 feet to a point;

Thence South, 81 degrees 50 minutes 05 seconds East, a distance of 192.24 feet to a point on the Westerly right of way line of Tucson-Nogales Highway;

Thence South 00 degrees 25 minutes 06 seconds East, along said Westerly right of way line, a distance of 536.0 feet to a point;

Thence South 08 degrees 09 minutes 55 seconds West, along said Westerly right or way line, a distance of 361.36 feet to a point;

Thence North 81 degrees 50 minutes 05 seconds West, a distance of 30.0 feet to a point;

Thence South 08 degrees 09 minutes 55 seconds West, a distance of 40.0 feet to a point;

Thence North 81 degrees 50 minutes 05 seconds West, a distance of 1,242.0 feet to a point, said point being the TRUE POINT OF BEGINNING;

EXCEPT the following described Parcels "A" and "B";

PARCEL "A"

All of that portion of Lot 5 in Block 4 of TUCSON GREEN VALLEY UNIT NO. 1, A
subdivision of record in the Office of the County Recorder of Pima County,
Arizona, in Book 16 of Maps and Plats at Page 76 thereof, more particularly described as follows:

BEGINNING at the Southerly point of curvature of Curve No. 2 In said Lot 5;

Thence South 08 degrees 09 minutes 55 seconds West, along the East right of way line of La Canada Drive, a distance of 134.92 feet to a point said point being the TRUE POINT OF BEGINNING;

Thence East, a distance of 162.78 feet to a point;

Thence South, a distance of 105.07 feet to a point;

Thence North 81 degrees 50 minutes 05 seconds West, a distance of 176.05 feet to a paint on the East right of way line of La Canada Drive;

Thence North 08 degrees 09 minutes 55 seconds East, along said right of way line, a distance of 80.89 feet to a point, said point being the TRUE POINT OF
BEGINNING;

PARCEL "B"

All of that portion of Lot 5 in Block 4 of TUCSON GREEN VALLEY UNIT NO. 1, a
subdivision of record in the Office of the County Recorder of Pima County,
Arizona, recorded in Book 16 of Maps and Plats at Page 76 thereof, being more particularly described as follows:

BEGINNING at the Southwest corner of said Lot 5;

Thence North 08 degrees 09 minutes 55 seconds East, along the West line of said
Lot 5, a distance of 40.0 feet to the TRUE POINT OF BEGINNING;

Thence South 81 degrees 50 minutes 05 seconds East, along a line being 40.0 feet
North of and parallel with the South line of said Lot 5, a distance of 320.00 feet to a point;

Thence North 08 degrees 09 minutes 55 seconds East, along a line being 320.0 feet Easterly of and parallel with the said West line of Lot 5, a distance of
600.0 feet to a point;

Thence North 81 degrees 50 minutes 05 seconds West, along a line being 640.0 feat North of and parallel with the said South line of Lot 5, a distance of
320.0 feet to a point in the said West line of Lot 5;

Thence South 08 degrees 09 minutes 55 seconds West, along said West line, a distance of 600.0 feet to the TRUE POINT OF BEGINNING.

FURTHER EXCEPT the building, improvements and fixtures located on that portion of said Lot 2 described in Deed recorded in Docket 9930 at page 291.

                                   EXHIBIT "B"

                                PURCHASE AND SALE
                        AGREEMENT AND ESCROW INSTRUCTIONS

                              ________________, 200_

_____________________
_____________________
_____________________

Re:   Green Valley Mall, 101-126 South La Canada Drive, Green Valley, Arizona
      (collectively, the "PROPERTY")

Dear Sir or Madam:

      Concord Milestone Plus, Limited Partnership, a Delaware limited partnership ("SELLER"), has sold the Property to ______________________, a(n)
____________ ("PURCHASER"). Effective immediately, Purchaser has become your landlord. All further payments due under your lease should be made payable to, and all further correspondence regarding your lease should be sent to:

      _____________________
      _____________________
      _____________________

      Purchaser has assumed responsibility for your security deposit, and Seller has no further responsibility therefor.

      Purchaser looks forward to its new relationship with you.

Sincerely,

"Seller"                                        "Purchaser"

Concord Milestone Plus, Limited Partnership,    ________________________________
a Delaware limited partnership                  ________________________________

By: ______________________________              By: ____________________________
Name: ____________________________              Name: __________________________
Title: ___________________________              Title: _________________________

                                   EXHIBIT "C"

When recorded, return to:
Lewis D. Schorr, Esq.
Lewis and Roca LLP
One South Church Avenue, Suite 700
Tucson, Arizona 85701-1611

                              SPECIAL WARRANTY DEED

      For the consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, Concord Milestone Plus, Limited Partnership, a Delaware
limited partnership ("Grantor"), does hereby grant, sell and convey unto
___________________________________ a(n) ____________________________________,
the following described real property located in Pima County, Arizona:

      See EXHIBIT "A" attached hereto and by this reference made a part hereof
(the "Property")

together with all rights, easements and privileges appurtenant thereto.

      SUBJECT only to those matters set forth on Exhibit "B attached hereto and by this reference made a part hereof.

      Grantor warrants the title to the Property against all acts of Grantor subject only to the matters above set forth.

      IN WITNESS WHEREOF, the Grantor has caused these presents to be executed this ___ day of ____________________,2000.

                                  Concord Milestone Plus, Limited Partnership,
                                  a Delaware limited partnership

                                  By:________________________
                                  Title:_____________________
                                  Name:______________________

STATE OF _____________)
                      )
County _______________)

      On _____________________, before me, ___________________________personally appeared _____________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

      Witness my hand and official seal.

                                         __________________________
                                                Notary Public

[SEAL]

                      EXHIBIT "A" TO SPECIAL WARRANTY DEED

                     [Attach Legal Description Of Property]

                     EXHIBIT "B" TO SPECIAL WARRANTY DEED

[Attach Title Exceptions Approved by Purchaser Pursuant to Terms of Purchase and
Sale Agreement]

                                   EXHIBIT "D"

                                  BILL OF SALE

      For Ten Dollars and other good and valuable consideration paid to Concord
Milestone Plus, Limited Partnership, a Delaware limited partnership ("SELLER"), the receipt and sufficiency of which are acknowledged, Seller sells, transfers, conveys and assigns to _______________________, a(n) ________________________
("PURCHASER"), all of Seller's right, title, and interest in and to that certain personal property listed on EXHIBIT "A" attached hereto and incorporated herein by this reference, including any and all warranties in connection with the same and the right to sue on any claim for relief under such warranties (the
"PERSONAL PROPERTY")

      The Personal Property is located at that certain real property legally described on the attached EXHIBIT "B" (the "REAL PROPERTY")

      The Personal Property is sold in a used, and "as is, where is," condition, with all faults. Seller makes no warranties, express or implied, of any kind to
Purchaser regarding the Personal Property, except as specifically set forth in this Bill of Sale.

      Seller warrants to Purchaser that the Personal Property is free and clear of all liens, claims, and encumbrances in favor of any third party. Seller shall defend the title of the Personal Property against all acts of Seller and not otherwise.

      IN WITNESS WHEREOF, Seller has executed this Bill of Sale to be effective
___________________, 200_.

                                  Concord Milestone Plus, Limited Partnership,
                                  a Delaware limited partnership
                                  By:___________________________
                                  Name:_________________________
                                  Title:________________________

                           EXHIBIT "A" TO BILL OF SALE

      All personal property owned by Seller of any type or kind located on, or used in connection with the operation or maintenance of the Real Property, including, without limitation, the following:

                       [Insert list of personal property]

                          EXHIBIT "B" TO BILL OF SALE

                   [INSERT LEGAL DESCRIPTION OF REAL PROPERTY]

                                   EXHIBIT "E"

                            ASSIGNMENT AND ASSUMPTION
                                  OF CONTRACTS

      THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (the "ASSIGNMENT") is made to be effective as of _______________________ , 200__ [FILL IN WITH CLOSING DATE]
(the "EFFECTIVE DATE") between Concord Milestone Plus, Limited Partnership, a
Delaware limited partnership ("ASSIGNOR"), and ______________________, a(n)
__________________________ ("ASSIGNEE").

                                    RECITALS:

      A. Under the terms of the Purchase and Sale Agreement and Escrow instructions between Assignor, as Seller, and Holualoa Arizona, Inc., an Arizona
corporation, as Purchaser, dated ____________, 200__ (the "AGREEMENT"), Assignor is assigning to Assignee and Assignee is acquiring all of Assignor's interest in, to and under the leases and any guaranties relating to the same listed on
EXHIBIT "A" attached hereto and incorporated herein by this reference
(collectively, the "LEASES").

      B. Assignor is also assigning to Assignee and Assignee is assuming all of
Assignor's interest and obligations in, to and under the Warranties, Guaranties,
Service Contracts, Permits and Construction Documents (collectively, the
"CONTRACTS") and the Trademarks, Property Documents and Proceeds, which are all more fully described on EXHIBIT "B" attached hereto and incorporated herein by this reference and which pertain to or arise out of the ownership, operation or maintenance of the real property legally described on EXHIBIT "C" attached hereto and incorporated herein by this reference (the "PROPERTY").

                                   AGREEMENTS:

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as set forth below.

      1. Assignment of Leases. Assignor assigns, conveys and transfers to
Assignee all of Assignor's right, title and interest in, to and under the Leases and all claims and causes of action now existing under the same.

      2. Assumption of Leases. Assignee assumes and agrees to perform, fulfill and comply with all covenants and obligations to be performed, fulfilled or complied with by the landlord under the Leases arising from and after the
Effective Date.

      3. Assignee's Indemnification of Assignor Under The Leases. Assignee shall and does indemnify Assignor against, and agrees to hold Assignor harmless from, all liabilities, obligations, actions, suits, proceedings or claims, and all costs and expenses (including, without limitation, reasonable attorneys' fees), incurred in connection with the Leases, based upon or

arising out of any breach or alleged breach of the Leases by Assignee occurring
o alleged to have occurred on or after the Effective Date.

      4. Assignor's Indemnification of Assignee Under The Leases. Assignor shall and does indemnify Assignee against, and agrees to hold Assignee harmless from, all liabilities, obligations, actions, suits, proceedings or claims, arid all costs and expenses (including, without limitation, reasonable attorneys' fees), incurred in connection with the Leases, based upon or arising out of any breach or alleged breach of the Leases by Assignor occurring or alleged to have occurred before the Effective Date.

      5. Assignment of Contracts, Trademarks, Property Documents and Proceeds.
Assignor assigns, conveys and transfers to Assignee, all of Assignor's right, title and interest in, to and under the Contracts, Trademarks, Property
Documents and Proceeds.

      6. Assumption of Contracts. Assignee assumes and agrees to pay all sums, and perform, fulfill and comply with all covenants and obligations to be performed and complied with by the holder of the interest of the person to whom service is due under the Contracts arising on or after the Effective Date.

      7. Assignee's Indemnification of Assignor Under The Contracts. Assignee
shall and does indemnify Assignor against, and agrees to hold Assignor harmless from, liabilities and losses incurred by Assignor as a result of claims brought against Assignor relating to causes of action under the Contracts that accrue from and after the Effective Date.

      8. Assignor's Indemnification of Assignee Under The Contracts. Assignor
shall and does indemnify Assignee against, and agrees to hold Assignee harmless from, all liabilities and any losses incurred by Assignee as a result of claims brought against Assignee, as Assignor's successor in interest under the
Contracts, relating to causes of action under the Contracts that accrued before the Effective Date.

      9. Cooperation. Assignor covenants and agrees to reasonably cooperate with
Assignee, upon Assignee's request, in making any claim or bringing any action under or on account of the Leases, Contracts, Trade names or Proceeds or any of them; provided, however, it will be at no cost to Assignor.

      10. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

      11. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      12. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Arizona.

      13. Recitals. The Recitals set forth above are incorporated herein by this reference and are acknowledged by the parties to be true and correct.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

      ASSIGNOR:

                                   Concord Milestone Plus, Limited Partnership,
                                   a Delaware limited partnership

                                   By:___________________________
                                   Name:_________________________
                                   Title:________________________
                                   Date:_________________________

      ASSIGNEE:

                                   ______________________________
                                   ______________________________

                                   By:___________________________
                                   Name:_________________________
                                   Title:________________________
                                   Date:_________________________

STATE OF _____________)
                      )
County  ______________)

      On _____________________, before me, ___________________________personally appeared _____________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

      Witness my hand and official seal.

                                                 _________________________
                                                       Notary Public

[SEAL]

STATE OF _____________)
                      )
County  ______________)

      On _____________________, before me, ___________________________personally appeared _____________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

      Witness my hand and official seal.

                                                 _________________________
                                                       Notary Public

[SEAL]

                            EXHIBIT "A" TO ASSIGNMENT

                                [LIST OF LEASES]

                            EXHIBIT "B" TO ASSIGNMENT

The "Contracts" include:

      (a)   All warranties and guaranties (the "WARRANTIES AND GUARANTIES")
relating to those certain buildings and all other improvements now located on the Property (collectively, the "BUILDINGS");

      (b)   The operations, supply, employment, maintenance, repair, service or other contracts and personal property leases relating to the Property and the
Buildings and the ownership, operation and maintenance thereof listed on
Schedule "A" attached to this Assignment (collectively, the "SERVICE
CONTRACTS");

      (c)   All licenses and governmental approvals and permits of any nature relating to the Property or the Buildings (collectively, the "PERMITS");

      (d)   All contracts pertaining to the construction of the Buildings, together with all plans, specifications, drawings and architectural and engineering studies (collectively, the "CONSTRUCTION DOCUMENTS")

--------------------------------------------------------------------------------

      The term "Trademarks" shall include all trade names or trademarks or service marks used in connection with the Property and the Buildings, to the fullest extent the same are assignable under applicable law.

      The term "Property Documents" shall have the same meaning as set forth in
PARAGRAPH 5.4 of the Agreement.

      The term "Proceeds" includes all additions to, substitutions for and replacements of the items described above in this EXHIBIT "B," including all proceeds of the Warranties and Guaranties. The term "Proceeds" also includes whatever is received or receivable if any of the foregoing is sold, transferred, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary.

                           EXHIBIT "C" TO ASSIGNMENT

                         [LEGAL DESCRIPTION OF PROPERTY]

                           SCHEDULE "A" TO ASSIGNMENT

[ATTACH LIST OF SERVICE CONTRACTS TO BE ASSUMED BY ASSIGNEE PURSUANT TO THE
AGREEMENT]

                                   EXHIBIT "F"

                             [Intentionally Deleted]

                                  EXHIBIT "F-I"

                             [Intentionally Deleted]

                                   EXHIBIT "G"

[Date]

Holualoa Arizona, Inc.
c/o Holualoa Companies
3573 East Sunrise Drive, Suite 225
Tucson, Arizona 85718

Re:   Green Valley Mall, 101-126 South La Canada Drive, Green Valley, Arizona
      (the "PROPERTY")

Ladies and Gentlemen:

      We have been informed that Holualoa Arizona, Inc. (the "PURCHASER") has entered into an agreement to purchase the Property. At the request of Concord
Milestone Plus, Limited Partnership (the "LANDLORD"), the current owner of the
Property, and knowing that the Purchaser, its assigns, and their Lenders will rely on the accuracy of the information contained herein, the undersigned certifies to the Purchaser, its assigns, and their lenders as follows:

      1. The undersigned (the "TENANT") is the tenant under the lease dated
_____ between _________________, as landlord, and _______________, as tenant, covering a portion of the Property described as Suite _____ (approximately
___________________ square feet) (the "PREMISES"), including all addenda and exhibits thereto and amendments thereof (collectively, the "LEASE").

      2. The Lease term expires __________________

      3. The Lease is in full force and effect, and, to the knowledge of the undersigned, as of the date hereof (i) neither the Landlord nor the Tenant is in default thereunder, (ii) there are no events or conditions in existence which, with the passage of time or notice or both, would constitute a default on the part of the Landlord or Tenant under the Lease, and (iii) the Tenant has no charge, lien or claim of offset under the Lease or otherwise against rents or other charges due or to become due thereunder or any other claim against the
Landlord based on any other matters relating to the Lease or the Property.

      4. The Tenant has not, voluntarily or by operation of law, assigned, transferred, mortgaged, sublet, or otherwise transferred or encumbered all or any part of its interest in the Lease or contracted to do so.

      5. The amount of the security deposit presently held under the Lease is
$_____________________.

      6. No rent or other amounts due under the Lease have been paid more than thirty (30) days in advance of their due date.

      7. Rental and other amounts payable under the Lease have been paid through the last day of the month preceding the date hereof.

      8. A true and correct copy of the Lease, including all guaranties thereof and other documents providing security therefor, is attached hereto as Exhibit
"A."

      9. If a guaranty(ies) of the Lease or other document providing security for the performance of the Lease is attached hereto as Exhibit "A", it/they remain in full force and effect.

      10. The Tenant has accepted possession of the Premises, and any improvements required by the terms of the Lease to be made by the Landlord have been completed to the satisfaction of the undersigned.

                                     ___________________________
                                     ___________________________

                                     By:________________________
                                     its:_______________________
                                     Date:______________________

                                  EXHIBIT "G-1"

_____________________
_____________________
_____________________

Re: [Name of Property]
[Address of Property]
(the "Property")

Ladies and Gentlemen:

      As you know, the undersigned (the "Seller") has entered into an Agreement, dated _________________, 200_, as and if amended (the "Agreement"), to sell the
Property to _________________________ (the "Purchaser"). As required under the
Agreement, and knowing that the Purchaser, its assigns, and its lenders will rely on the accuracy of the information contained herein, the Seller represents, warrants and certifies to the Purchaser, its assigns, and its lenders as follows:

      1. ___________________ is the Tenant (the "tenant") under the lease dated
______________________ with Seller, as landlord, covering a portion of the
Property described as Suite __________ (approximately __________ square feet)
(the "Premises"), including all addenda and exhibits thereto and amendments thereof (collectively, the "Lease").

      2. The Lease term expires _______________________

      3. The Lease is in full force and effect, and, to the knowledge of the
Seller, as of the date hereof: (i) neither the Seller nor the Tenant is in default thereunder, (ii) there are no events or conditions in existence which, with the passage of time or notice or both, would constitute a default on the part of the Seller or the Tenant under the Lease, and (iii) the Tenant has no charge, lien or claim of offset under the Lease or otherwise against rents or other charges due or to become due thereunder or any other claim against the
Seller based on any other matters relating to the Lease or the Property.

      4. The Tenant has not, voluntarily or by operation of law, assigned, transferred, mortgaged, sublet, or otherwise transferred or encumbered all or any part of its interest in the Lease or contracted to do so.

      5. The amount of the security deposit presently held under the Lease is
$_______.

      6. No rent or other amounts due under the Lease have been paid more than thirty (30) days in advance of their due date.

      7. Rental and other amounts payable under the Lease have been paid through the last day of the month preceding the date hereof.

      8. A true and correct copy of the Lease, including all guaranties thereof and other documents providing security therefor, is attached hereto as Exhibit
"A."

      9. If a guaranty(ies) of the Lease or other document providing security for the performance of the Lease is attached hereto as Exhibit "A", it/they remain in full force and effect.

      10. The Tenant has accepted possession of the Premises, and any improvements required by the terms of the Lease to be made by the Seller have been completed to the satisfaction of the Tenant.

                                   Concord Milestone Plus, Limited Partnership,
                                   a Delaware limited partnership

                                   By:___________________________
                                   Its:__________________________
                                   Date:_________________________

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